SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

May 19, 2010

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of Cimarex Energy Co. was held on May 19, 2010.  Three proposals were voted upon at the annual meeting.  Following are the results of voting on each proposal:

Proposal 1.            Elect three Class II directors for terms expiring in 2013.

	For	Against	Abstain	Broker Non-Votes
Hans Helmerich	61,739,185	7,766,484	26,296	6,308,762
Harold Logan, Jr.	68,506,771	999,399	25,795	6,308,762
Monroe Robertson	66,818,196	2,684,005	29,764	6,308,762

Proposal 2.            In order to obtain the federal income tax deduction benefits under Section 162(m) of the Internal Revenue Code, approve a revision to the maximum number of shares that may be issued under Cimarex Energy Co.’s performance awards.

For	Against	Abstain	Broker Non-Votes
70,447,981	4,219,519	1,173,227	—

Proposal 3.            Ratify the appointment of KPMG LLP as independent auditors for 2010.

For	Against	Abstain	Broker Non-Votes
74,463,848	917,216	459,663	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 21, 2010	By:	/s/ Thomas A. Richardson
Thomas A. Richardson,
Vice President and General Counsel